FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD FOURTH QUARTER RESULTS

Quarterly net sales exceed $2 billion for the first time

MELVILLE, N.Y. – February 22, 2011 – Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported record financial results for the quarter ended December 25, 2010.
Net sales for the fourth quarter of 2010 were $2.0 billion, an increase of 13.3% compared with the fourth quarter of 2009.  This consists of 15.0% growth in local currencies partially offset by a decline of 1.7% related to foreign currency exchange.  Internal sales growth in local currencies was 3.3% (see Exhibit A for details of sales growth).
Income from continuing operations attributable to Henry Schein, Inc. for the fourth quarter of 2010 was $93.0 million or $1.00 per diluted share, an increase of 8.5% and 7.5%, respectively, compared with fourth quarter 2009 adjusted net income, which excludes certain unusual items (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“Our fourth quarter financial results are solid as we gained market share in each of our business groups.  This quarterly performance is continued validation of our growth strategy, and the underlying strength of our business,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “In addition, for the first time quarterly net sales reached $2 billion.  Quarterly net sales first surpassed the $1 billion mark in the third quarter of 2004, and this doubling of quarterly sales represents compound annual growth of 12% since then, a timeframe that includes the recent years of global economic challenges.”
        North American Dental sales of $720.7 million increased 7.3%, consisting of 6.7% growth in local currencies and 0.6% growth related to foreign currency exchange.  The 6.7%

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growth in local currencies included 9.7% growth in Dental consumable merchandise sales and 0.2% growth in Dental equipment sales and service revenues.
 “We marked our fifth consecutive quarter of increased internal Dental consumable merchandise sales growth in local currencies, which provides further evidence of stability in our markets as well as the efficiency of our consultative approach to sales and customer service.  We have also recorded growth in sales of Dental equipment for each quarter of 2010, including the fourth quarter where the comparison is more difficult than earlier quarters in the year, due to strong equipment sales in last year’s fourth quarter,” commented Mr. Bergman.
North American Medical sales of $327.7 million increased 5.7%.  Sales of seasonal influenza vaccines in 2010 were skewed more heavily toward the third quarter versus the fourth quarter, compared with 2009.  Excluding sales of seasonal influenza vaccines from both fourth quarter periods, North American Medical sales increased 7.1%.
“During the quarter we sold approximately 1.3 million doses of seasonal influenza vaccines, bringing our total for the year to approximately 12.5 million doses, in line with our expectations,” remarked Mr. Bergman.  “The 2009 fourth quarter included sales of products related to the H1N1 virus that occurred to a lesser extent this year.  When excluding sales of those products and seasonal influenza vaccines from both periods, we estimate that North American Medical internal sales growth was 5.7%.”
North American Animal Health sales increased 282.2% to $222.7 million, reflecting the combined Butler Schein Animal Health business.
“We now have turned our focus at Butler Schein Animal Health to various initiatives to drive sales growth by expanding the breadth and depth of our product offerings.  We recently announced two strategic veterinary software acquisitions that support our position of industry leadership.  By adding the products and services of McAllister Software Systems and ImproMed, we further enhance the vital role of Butler Schein Animal Health with its customers and manufacturers,” commented Mr. Bergman.
        International sales of $695.0 million declined 0.6%, consisting of 4.4% growth in local currencies partially offset by a decline of 5.0% related to foreign currency exchange.

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“Our International results are highlighted by strong internal growth in local currencies in our Dental business, particularly in Dental equipment.  International Animal Health sales growth in local currencies also was solid,” added Mr. Bergman.  “On an overall basis, the U.K., Italy, France, Holland, Belgium and Austria each exhibited healthy sales growth.”
Technology and Value-Added Services sales of $57.5 million increased 21.9% during the quarter, including 17.5% internal sales growth in local currencies.  “We had notably strong growth in software sales in Australia, New Zealand and Canada,” explained Mr. Bergman.  “Our continued excellent performance in Technology and Value-Added Services provides a great platform for enhancing customer relationships and increasing market penetration, and a clear competitive advantage.”

Full Year Results
For the year, net sales of $7.5 billion increased 15.1% compared with 2009.  This includes 15.4% growth in local currencies partially offset by a decline of 0.3% related to foreign currency exchange.
Income from continuing operations attributable to Henry Schein, Inc. for 2010 was $325.8 million or $3.49 per diluted share.  Non-GAAP adjusted income from continuing operations attributable to Henry Schein, Inc. for 2010 was $334.0 million or $3.58 per diluted share, an increase of 15.4% and 11.9%, respectively, compared with 2009 excluding restructuring costs in both periods, as well as certain unusual items in 2009 (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

Stock Repurchase Plan
The Company announced that it repurchased 919,698 shares of its common stock during the fourth quarter at an average price of $57.54 per share.  For the year the Company repurchased $57.7 million of its common stock.  The impact of the repurchase of shares on fourth quarter and full year diluted EPS was immaterial.  At the end of the fourth quarter, the Company had $100 million authorized for future repurchases of its common stock.

2011 EPS Guidance
        Henry Schein today affirmed 2011 financial guidance, as follows:

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•	2011 diluted EPS attributable to Henry Schein, Inc. is expected to be in the range of $3.88 to $3.98.

•
Guidance for 2011 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Fourth Quarter Conference Call Webcast
The Company will hold a conference call to discuss fourth quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is the largest distributor of products and services to office-based health care practitioners.  The Company is recognized for its excellent customer service and highly competitive prices.  The Company's five  businesses – North American Dental, North American Medical, North American Animal Health, International and Technology – serve more than 700,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health practices, as well as government and other institutions.
The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
        Headquartered in Melville, N.Y., Henry Schein employs more than 14,000 people and has operations or affiliates in 25 countries.  The Company's net sales reached a record $7.5 billion in 2010.  For more information, visit the Henry Schein Web site at www.henryschein.com.

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In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: recently enacted healthcare legislation; effects of a highly competitive market; changes in the healthcare industry; changes in regulatory requirements; risks from expansion of customer purchasing power and multi-tiered costing structures; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from disruption to our information systems; general economic conditions; decreased customer demand and changes in vendor credit terms; disruptions in financial markets; our dependence upon sales personnel, manufacturers and customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:         Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 25,	December 26,	December 25,	December 26,
	2010	2009	2010	2009
	(unaudited)	(unaudited)

Net sales	$2,023,568	$1,786,081	$7,526,790	$6,538,336
Cost of sales	1,448,825	1,259,809	5,355,914	4,621,516
Gross profit	574,743	526,272	2,170,876	1,916,820
Operating expenses:
Selling, general and administrative	432,745	389,653	1,637,460	1,449,715
Restructuring costs (credits)	-	(1,023)	12,285	3,020
Operating income	141,998	137,642	521,131	464,085
Other income (expense):
Interest income	3,780	2,305	14,098	9,979
Interest expense	(7,545)	(5,041)	(33,641)	(23,370)
Other, net	59	431	447	2,026
Income from continuing operations before taxes, equity in earnings
of affiliates and noncontrolling interests	138,292	135,337	502,035	452,720
Income taxes	(44,184)	(44,119)	(160,069)	(127,521)
Equity in earnings of affiliates	3,118	1,466	10,165	5,243
Income from continuing operations	97,226	92,684	352,131	330,442
Income from discontinued operation, net of tax	-	-	-	2,715
Net income	97,226	92,684	352,131	333,157
Less: Net income attributable to noncontrolling interests	(4,231)	(6,276)	(26,342)	(22,004)
Net income attributable to Henry Schein, Inc.	$92,995	$86,408	$325,789	$311,153

Amounts attributable to Henry Schein, Inc.:
Income from continuing operations	$92,995	$86,408	$325,789	$308,551
Income from discontinued operation, net of tax	-	-	-	2,602
Net income	$92,995	$86,408	$325,789	$311,153

Earnings per share attributable to Henry Schein, Inc.:

From continuing operations:
Basic	$1.03	$0.97	$3.62	$3.47
Diluted	$1.00	$0.94	$3.49	$3.41

From discontinued operation:
Basic	$0.00	$0.00	$0.00	$0.03
Diluted	$0.00	$0.00	$0.00	$0.03

From net income:
Basic	$1.03	$0.97	$3.62	$3.50
Diluted	$1.00	$0.94	$3.49	$3.44

Weighted-average common shares outstanding:
Basic	90,501	89,179	90,097	88,872
Diluted	92,844	92,010	93,268	90,556

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 25,	December 26,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$150,348	$471,154
Accounts receivable, net of reserves of $56,267 and $51,724	885,784	725,397
Inventories, net	870,206	775,199
Deferred income taxes	48,951	48,001
Prepaid expenses and other	214,013	183,782
Total current assets	2,169,302	2,203,533
Property and equipment, net	252,573	259,576
Goodwill	1,424,794	986,395
Other intangibles, net	405,468	204,445
Investments and other	295,334	182,036
Total assets	$4,547,471	$3,835,985

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$590,029	$521,079
Bank credit lines	41,508	932
Current maturities of long-term debt	4,487	23,560
Accrued expenses:
Payroll and related	172,746	155,298
Taxes	91,581	86,034
Other	267,736	289,351
Total current liabilities	1,168,087	1,076,254
Long-term debt	395,309	243,373
Deferred income taxes	190,225	100,976
Other liabilities	76,753	75,304
Total liabilities	1,830,374	1,495,907

Redeemable noncontrolling interests	304,140	178,570
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
91,939,477 outstanding on December 25, 2010 and
90,630,889 outstanding on December 26, 2009	919	906
Additional paid-in capital	601,014	603,772
Retained earnings	1,779,178	1,492,607
Accumulated other comprehensive income	30,514	64,194
Total Henry Schein, Inc. stockholders' equity	2,411,625	2,161,479
Noncontrolling interests	1,332	29
Total stockholders' equity	2,412,957	2,161,508
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,547,471	$3,835,985

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Years Ended
	December 25,	December 26,	December 25,	December 26,
	2010	2009	2010	2009
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$97,226	$92,684	$352,131	$333,157
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of discontinued operation, net of tax	-	-	-	(2,382)
Depreciation and amortization	25,704	20,563	101,214	81,493
Amortization of bond discount	-	1,517	4,007	5,990
Stock-based compensation expense	10,165	7,580	29,910	25,924
Provision for losses on trade and other accounts receivable	2,635	1,993	5,564	4,747
Provision for (benefit from) deferred income taxes	(3,983)	3,419	(6,051)	(26,214)
Stock issued to 401(k) plan	-	-	5,721	5,301
Undistributed earnings of affiliates	(3,118)	(1,466)	(10,165)	(5,243)
Other	(1,573)	(162)	3,702	2,373
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	28,590	33,233	(76,129)	20,445
Inventories	(27,106)	(9,008)	(21,307)	(19,242)
Other current assets	10,886	1,181	(26,640)	375
Accounts payable and accrued expenses	72,623	26,979	26,917	(29,834)
Net cash provided by operating activities	212,049	178,513	388,874	396,890

Cash flows from investing activities:
Purchases of fixed assets	(12,074)	(13,210)	(39,000)	(51,627)
Payments for equity investments and business
acquisitions, net of cash acquired	(46,270)	(11,190)	(399,575)	(56,648)
Cash received from business divestiture	-	-	-	12,716
Purchases of available-for-sale securities	-	-	(26,984)	-
Proceeds from sales of available-for-sale securities	50	1,225	6,000	9,955
Proceeds from maturities of available-for-sale securities	-	-	26,984	-
Net proceeds from foreign exchange forward contract settlements	-	-	-	275
Other	3,852	(861)	4,171	(12,119)
Net cash used in investing activities	(54,442)	(24,036)	(428,404)	(97,448)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(159,695)	(652)	40,500	(4,481)
Proceeds from issuance of long-term debt	10,000	-	110,000	-
Principal payments for long-term debt	(21,352)	(877)	(266,051)	(154,329)
Proceeds from issuance of stock upon exercise of stock options	13,087	2,181	38,437	11,870
Payments for repurchases of common stock	(52,916)	-	(57,735)	-
Excess tax benefits related to stock-based compensation	3,706	1,859	11,292	4,680
Distributions to noncontrolling shareholders	(2,792)	(746)	(12,531)	(2,604)
Sale (acquisition) of noncontrolling interests in subsidiaries	3,034	-	(146,811)	(52,453)
Other	(88)	(89)	(357)	(358)
Net cash provided by (used in) financing activities	(207,016)	1,676	(283,256)	(197,675)

Net change in cash and cash equivalents	(49,409)	156,153	(322,786)	101,767
Effect of exchange rate changes on cash and cash equivalents	(3,973)	(2,606)	1,980	(183)
Cash and cash equivalents, beginning of period	203,730	317,607	471,154	369,570
Cash and cash equivalents, end of period	$150,348	$471,154	$150,348	$471,154

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A

Henry Schein, Inc.
2010 Fourth Quarter
Sales Growth Rate Summary
(unaudited)

Q4 2010 over Q4 2009

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/VAS

Internal Sales Growth	3.3%	3.0%	0.8%	0.0%	4.0%	17.5%

Acquisitions	11.7%	3.7%	4.9%	282.2%	0.4%	4.4%

Local Currency Sales Growth	15.0%	6.7%	5.7%	282.2%	4.4%	21.9%

Foreign Currency Exchange	-1.7%	0.6%	0.0%	0.0%	-5.0%	0.0%

Total Sales Growth	13.3%	7.3%	5.7%	282.2%	-0.6%	21.9%

Total Sales Growth excluding influenza vaccine sales	13.6%	7.3%	7.1%	282.2%	-0.6%	21.9%

Local Currency Sales Growth excluding influenza vaccine sales	15.4%	6.7%	7.1%	282.2%	4.4%	21.9%

Q4 YTD 2010 over Q4 YTD 2009

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/VAS

Internal Sales Growth	3.1%	2.2%	2.3%	0.6%	4.2%	10.4%

Acquisitions	12.3%	3.5%	3.7%	269.8%	0.7%	4.4%

Local Currency Sales Growth	15.4%	5.7%	6.0%	270.4%	4.9%	14.8%

Foreign Currency Exchange	-0.3%	1.0%	0.0%	0.0%	-2.0%	0.6%

Total Sales Growth	15.1%	6.7%	6.0%	270.4%	2.9%	15.4%

Total Sales Growth excluding influenza vaccine sales	14.7%	6.7%	3.0%	270.4%	2.9%	15.4%

Local Currency Sales Growth excluding influenza vaccine sales	15.0%	5.7%	3.0%	270.4%	4.9%	14.8%

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Exhibit B

Henry Schein, Inc.
2010 Fourth Quarter and YTD
Reconciliation of GAAP results of continuing operations to non-GAAP results of continuing operations
(in thousands, except per share data)
(unaudited)

	Fourth Quarter			YTD
			%			%
	2010	2009	Growth	2010	2009	Growth
From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$92,995	$86,408	7.6%	$325,789	$308,551	5.6%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	$1.00	$0.94	6.4%	$3.49	$3.41	2.3%

Non-GAAP Adjustments (after-tax)
Foreign tax benefit	-	-		-	$(20,845)
Costs related to foreign tax benefit	-	-		-	1,080
Adjustments related to Lehman Brothers Bankruptcy	-	-		-	(338)
Other non-recurring income/expense, net	-	-		-	(1,028)
Restructuring costs (credits)	-	$(726)		$8,260	2,058
Income from Continuing Operations attributable to
Henry Schein, Inc.	$0	$(726)		$8,260	$(19,073)
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	$0.00	$(0.01)		$0.09	$(0.21)

Adjusted Results From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$92,995	$85,682	8.5%	$334,049	$289,478	15.4%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	$1.00	$0.93	7.5%	$3.58	$3.20	11.9%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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